EXHIBIT 10.40

SECOND AMENDMENT TO RETENTION AGREEMENT

The Retention Agreement between Adobe Systems Incorporated, a Delaware Corporation (the “Company”), and Shantanu Narayen, dated January 12, 1998 (the “Agreement”), is hereby amended, effective as of December 17, 2010.  In particular, this Second Amendment to Retention Agreement amends and restates, in its entirety, the First Amendment to Retention Agreement dated as of February 11, 2008.

1.   Subsection 3(a) entitled Cash Severance Payment is replaced in its entirety with the following:

“(a)(i)      Payment of Wages and Accrued Vacation.  In the event of your Involuntary Termination, the Company shall pay to you within five (5) days of the date of such Involuntary Termination the full amount of any earned but unpaid base salary through the Date of Termination at the rate in effect at the time of the Notice of Termination, plus a cash payment (calculated on the basis of your Reference Salary) for all unused vacation time which you have accrued as of the Date of Termination.

(a)(ii)       Payment of Cash Severance.  Subject to execution of a release of claims as described below, you will receive the following cash benefits:

(1)           The Company shall pay to you a pro rata portion (based on the number of days served in the applicable bonus period) of your target bonus for the year in which such Involuntary Termination occurs, calculated on the assumption that all performance targets have been or will be achieved at target levels, plus the full amount of any bonus that you earned for the year prior to the year in which the Involuntary Termination occurs based on actual Company and individual performance, to the extent such bonus has not been paid prior to the Date of Termination.  Except as otherwise provided in Sections 3(f) and 4 below, these cash payments will be made in a lump sum on the 60th day following your Separation from Service.

(2)           In addition, the Company shall pay to you an amount (the “Severance Payment”) equal to the product of (A) the sum of your Reference Salary and Reference Bonus, multiplied by (B) two (2) plus one twelfth (1/12th) for each of your completed years of service with the Company (not in excess of twelve (12)) (the number determined in accordance with the clause (B) being hereinafter referred to as the “Severance Multiple”).  This Severance Payment shall be in lieu of any other cash severance payments which you are entitled to receive under any other notice or severance pay and/or retention plan or arrangement sponsored by the Company and its subsidiaries.  Except as otherwise provided in Sections 3(f) and 4 below, these Severance Payments will be made in a lump sum on the 60th day following your Separation from Service.”

2.   Subsection 3(b) entitled Vesting and Exercise of Equity Awards and Restricted Units is replaced in its entirety with the following:

“(b)         Vesting and Exercise of Equity Awards.  Subject to your execution of a release of claims as described in Subsection (h) below, and notwithstanding anything to the contrary contained in an applicable Equity Award agreement, in the event of a Change in Control, all Equity Awards held by you shall vest in full and, in the case of stock options, shall become fully exercisable, as of the Change in Control Date, except as otherwise provided in Sections 3(f) and 4 below.  Notwithstanding anything in this Plan to the contrary, in no event shall the vesting and exercisability provisions applicable to you under the terms of an Equity Award be less favorable to you than the terms and provisions of such awards in effect on the Change in Control Date.”

3.   Subsection 3(d) entitled Date and Notice of Termination is replaced in its entirety with the following:

“(d)         Date and Notice of Termination. Any termination of your employment by the Company or by you during the Term shall be communicated by a notice of termination to the other party hereto (the “Notice of Termination”). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. The date of your termination of employment with the Company and its subsidiaries (the “Date of Termination”) as used for specified purposes under this Plan (which Date of Termination may be different from the date of Separation from Service) shall be determined as follows: (i) if your employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), (ii) if your employment is terminated by the Company in an Involuntary Termination, five (5) days after the date the Notice of Termination is received by you and (iii) if your employment is terminated by the Company for Cause, the later of the date specified in the Notice of Termination or ten (10) days following the date such notice is received by you. If the basis of your Involuntary Termination is your resignation for Good Reason, the Date of Termination shall be ten (10) days after the date your Notice of Termination is received by the Company. The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice, which shall be no earlier than ten (10) days after the date such notice is received by the Company.”

4.   Subsection 3(e) entitled No Mitigation or Offset is replaced in its entirety with the following:

“(e)          No Mitigation or Offset. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise (except as expressly provided in Section 3(c) above).”

5.   Section 3 is amended and restated to add the following new Subsections (f), (g) and (h):

“(f)          Application of Section 409A.  It is intended that all of the benefits and payments provided under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  To the extent not so exempt, this Agreement and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Code Section 409A.  For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), any right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.  Notwithstanding any other provision of this Agreement, to the extent that (i) one or more of the payments or benefits received or to be received by you upon Separation from Service pursuant to this Agreement would constitute deferred compensation subject to the requirements of Code Section 409A, and (ii) you are a “specified employee” within the meaning of Code Section 409A at the time of Separation from Service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of Separation from Service, (ii) the date of your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation on you.  Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments and benefits due shall be paid as otherwise provided herein.

(g)           Vesting of Performance Awards.  Subject to your execution of a release of claims as described in Subsection (h) below, and notwithstanding anything to the contrary contained in an applicable Performance Award agreement, and except as otherwise provided in this Section 3(g) and Section 4 below, with respect to all Performance Awards, in the event of a Change in Control, the Actual Award credited to you under the Performance Share Plan shall vest in full as of the Change in Control Date.

Notwithstanding anything in this Agreement to the contrary, in no event shall the vesting and exercisability provisions applicable to you under the terms of a

Performance Award be less favorable to you than the terms and provisions of such awards in effect on the Change in Control Date.

(h)           Release of Claims.  As a condition to the receipt of the severance payments and benefits described in this Section 3, you must execute and allow to become effective a release of claims in a form  substantially identical with the form attached hereto as Exhibit A, subject only to making the minimum modifications (if any) that are required to reflect changes in the applicable law between February 5, 2008, and the date when the release is executed, with such execution occurring not prior to the Date of Termination and with such release effective not later than 60 days after your Separation from Service.  The date on which such release becomes effective is the “Release Effective Date”.  No benefits under Section 3 will be paid to you prior to the Release Effective Date.  The form of release shall not cause you to waive or release any claims or rights you may have to be indemnified by the Company under applicable law, the Company’s Certificate of Incorporation or Bylaws, or the terms of any then-effective indemnification agreement or obligation.”

5.   Section 4 entitled Limitation on Payments is replaced in its entirety with the following:

“In the event that it is determined by the Accounting Firm that any amount payable to you under this Agreement, alone or when aggregated with any other amount payable or benefit provided to you pursuant to any other plan or arrangement of the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then notwithstanding the other provisions of this Agreement, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to you.  For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of the event giving rise to such payment to you.  The Company shall request a determination in writing by the Accounting Firm of whether the full amount of the payments to you, or a lesser amount, will result in the greatest after-tax benefit to you.  As soon as practicable thereafter, the Accounting Firm shall determine and report to the Company and you the amount of such payments and benefits which would produce the greatest after-tax benefit to you.  For the purposes of such determination, the Accounting Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and you shall furnish to the Accounting Firm such information and documents as the Accounting Firm may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accounting Firm may reasonably charge in connection with its services contemplated by this Section.  If a reduced amount of the payments will give rise to the greatest after tax benefit, the reduction in the payments and benefits shall occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards (including Performance Awards) other than stock options; (iii) cancellation of accelerated vesting of stock options; and (iv) reduction of other benefits paid to you.  Within any such category of payments and benefits (that is, (i), (ii), (iii) or (iv)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Code Section 409A and then with respect to amounts that are.  In the event that acceleration of compensation from your equity awards (including Performance Awards) is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant.”

6.   Section 5 entitled Legal Fees and Expenses is replaced in its entirety with the following:

“The Company shall pay or reimburse you for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by you as a result of any bona fide claim, action or proceeding (a) arising out of your termination of employment during the Term, (b) contesting, disputing or enforcing any right, benefits or obligations under this Agreement or (c) arising out of or challenging the validity, advisability or enforceability of this Agreement or any provision thereof.  The payments or reimbursements provided for herein shall be paid by the Company and its subsidiaries promptly (but in no event more than five (5) business days) following receipt of a written request for payment or reimbursement, as the case may be.  It is intended that each installment of payments under this Section 5 is a separate “payment” for purposes of Section 409A.  For the avoidance of doubt, it is intended that the payments under this Section 5 satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulation 1.409A-1(b)(11).”

7.   The following definitions shall be amended and restated in their entirety in Section 7 entitled Definitions:

   “Accounting Firm” shall mean KPMG LLP or, if such firm is unable or unwilling to perform the calculations required under this agreement, such other national accounting firm as shall be designated by agreement between you and the Company.

   “Cause” shall mean a termination of your employment during the Term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or (iii) your willful and continued failure substantially to perform your same duties with the Company as in existence prior to the Change in Control (other than any such failure resulting from your incapacity due to physical or mental illness or any actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand identifies the specific actions which the Board believes constitute willful and continued failure substantially to perform your duties, and which performance is not substantially corrected by you within ten (10) days of receipt of such demand.  For purposes of the previous sentence, no act or failure to act on your part shall be deemed “willful” unless done, or omitted to be done, by you with willful malfeasance or gross negligence and without reasonable belief that your action or omission was not materially adverse to the best interest of the Company.  Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clause (i), (ii) or (iii) of the first sentence of this section and specifying the particulars thereof in detail.

   “Equity Awards” shall mean options, stock appreciation rights, stock purchase rights, restricted stock, stock bonuses and other awards which consist of, or relate to, equity securities of the Company, other than Performance Awards, in each case which have been granted to you under the Equity Plans.  For purposes of this Plan, Equity Awards shall also include any shares of common stock or other securities issued pursuant to the terms of an Equity Award.

   “Equity Plans” shall mean the Adobe Systems Incorporated 1994 Stock Option Plan, the Adobe Systems Incorporated 1994 Amended Performance and Restricted Stock Plan, the Adobe Systems Incorporated 1999 Nonstatutory Stock Option Plan, the Adobe Systems Incorporated 2003 Equity Incentive Plan, the Adobe Systems Incorporated 2005 Special Purpose Equity Incentive Plan, and any other equity-based incentive plan or arrangement adopted or assumed by the Company, and any future equity-based incentive plan or arrangement adopted or assumed by the Company, but shall not include the Adobe Systems Incorporated 1997 Employee Stock Purchase Plan or any other plan intended to be qualified under Section 423 of the Code.

   “Involuntary Termination” shall mean your Separation from Service as a result of either (i) your termination of employment by the Company and its subsidiaries during the Term other than for Cause, (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason or (iii) the termination of your employment by reason of Disability.

8.   The following definitions shall be added to Section 7 entitled Definitions:

   “Actual Award” shall have the meaning in the applicable Performance Share Program.

   “Certification Date” shall have the meaning set forth in the applicable Performance Share Program.

   “Performance Awards” shall have the meaning set forth in the applicable Equity Plan, and shall include awards of performance-based restricted stock, performance-based restricted stock units and performance-based cash awards.

   “Performance Period” shall have the meaning set forth in the applicable Performance Share Program and underlying Equity Plan.

   “Performance Share Program” shall mean the specific terms of Performance Awards adopted from time to time by the Company with respect to a specified Performance Period.

   “Separation from Service” shall have the meaning set forth in Treasury Regulation Section 1.409A-1(h), without reference to any alternative definitions thereunder.

9.   Except to the extent specifically amended by this Second Amendment, the provisions of the Agreement dated January 12, 1998, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date as set forth below.

ADOBE SYSTEMS INCORPORATED

By:  /s/ Karen Cottle
Karen Cottle
Senior Vice President and General Counsel

December 17, 2010

Agreed to:

/s/ Shantanu Narayen
Shantanu Narayen

December 17, 2010

Exhibit A

Form of General Release Agreement

In consideration of the severance and other benefits which are to be provided me by Adobe Systems Incorporated (“Adobe”), pursuant to my Retention Agreement with Adobe dated January 12, 1998 as amended effective December 17, 2010 (“the Agreement”), I agree to the following release (the “Release”).

1. On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever release and discharge Adobe, and each of its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and its fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release which arise from or relate to my employment with the Company and the termination of such employment.  All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort.  This expressly includes waiver and release of any rights and claims relating to my employment with the Company and the termination of such employment which arise under any and all laws, rules, regulations, and ordinances including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act; the Equal Pay Act of 1963; and any similar law of any other state or governmental entity.  California law shall apply in interpreting this Release. Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute.  Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which, if known to him/her, must have materially affected his/her settlement with the debtor.”

2. This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested or otherwise entitled, whether in connection with my employment with the Company or the termination of that employment, under the Agreement, any employee benefit plan within the meaning of ERISA sponsored by the Company or under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  In addition, this Release does not extend to and has no effect upon any of my rights that may not be waived or released as a matter of law, including any rights that I have or may have to indemnification by the Company under any then-effective indemnification agreement or obligation, applicable law or the Company’s Certificate of Incorporation or Bylaws with respect to acts or omissions that occurred during the term of my employment with Adobe.

3. I have been advised to consult with an attorney of my choice prior to executing the Release.  I understand that nothing in this Release shall prohibit me from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) my rights under applicable workers’ compensation laws; (b) my right, if any, to seek unemployment benefits; (c) my right to file a charge with the Equal Opportunity Commission (EEOC) challenging the validity of my waiver of claims under the ADEA;  (d) my right to be indemnified by Adobe under applicable law, Adobe’s Certificate of Incorporation or Bylaws, or the terms of any then-effective indemnification agreement or obligation; and (e) any indemnity or other rights of mine that cannot be waived as a matter of law.

4. I understand and agree that Adobe will not provide me with the severance and other benefits under the Agreement unless I timely execute the Release.  I acknowledge that that I have previously received or will receive, regardless of the execution of the Release, all wages owed to me, including any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

5. As part of my existing and continuing obligations to Adobe, I have returned to Adobe all Company documents (and all copies thereof) and other Company property that I have had in my possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).  I understand that, even if I did not sign the Release, I would still be bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with the Company (“Employee Agreements”), pursuant to the terms of such agreement(s).

6. I represent and warrant that I am the sole owner of all the claims released herein and that I have not assigned or transferred any such claims to any other person or entity.

7. I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by the Company or myself.

8. Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of this Release shall be settled in accordance with the provisions set forth in the Agreement.

9. I agree that I have had at least [twenty-one (21)/forty-five (45) calendar days as required] in which to consider whether to execute this Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that I may revoke the Release at any time during the seven-day period after I sign it, by email notice of revocation to [________]. I further understand that Adobe’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release (the “Effective Date”), provided that I have (a) timely delivered the Release to Adobe prior to the Effective Date, and (b) not revoked the Release prior to the Effective Date.  I understand that the severance benefits under Agreement under will become available to me in accordance with Internal Revenue Code Section 409A.

10. In executing the Release, I acknowledge that I have not relied upon any statement made by the Company or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein.  Furthermore, the Release contains our entire understanding regarding eligibility for and the payment of severance benefits and supersedes any or all prior representations and agreements regarding the subject matter of the Release.  However, the Release does not modify, amend or supersede the Employee Agreements.  Once effective and enforceable, this Release can only be changed by another written agreement signed by me and an authorized representative of Adobe.

11. Should any provision of the Release be determined by an arbitrator or court of competent jurisdiction to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect.  I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING:  I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Executed this ___________ day of ___________, 20__.

                   _________________________________
                     Shantanu Narayen